EXHIBIT 99.1

NEWS RELEASE	NYSE:LDG

Contact: Phyllis Proffer

925-979-3979

Longs Drug Stores Corporation Announces

Interim Chief Operating Officer

WALNUT CREEK, CA (November 21, 2003) – Longs Drug Stores Corporation (NYSE:LDG) today announced that its President, Chairman and Chief Executive Officer Warren F. Bryant, will assume the responsibilities of chief operating officer effective immediately. The Company has begun a search for a new chief operating officer, a position that was vacated by Richard W. Dreiling, who has taken a position with another company.

About Longs Drug Stores Corporation

Longs Drug Stores Corporation is one of the most recognized retail drug store chains on the West Coast and in Hawaii. Through its 476 stores located in California, Hawaii, Washington, Nevada, Colorado and Oregon, Longs Drug Stores serves the health and well-being needs of consumers through customer-oriented pharmacy services and convenient product offerings that include over-the-counter medications, photo and cosmetics. Headquartered in Walnut Creek, California, Longs also provides pharmacy benefit management (PBM) services through its RxAmerica subsidiary. Additional information about Longs Drug Stores Corporation and its Internet prescription services is available at www.longs.com.

# # #